UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 20, 2021
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-35030	27-3338708
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3420 Carmel Mountain Road, Suite 100
San Diego, California 92121
(Address of principal executive offices and Zip Code)

(858) 350-2600
(Registrant’s telephone number, including area code)

11455 El Camino Real, Suite 200
San Diego, California 92130
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
American Assets Trust, Inc.	Common Stock, par value $0.01 per share	AAT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

The following information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that section. Such information shall not be incorporated by reference into any filing of American Assets Trust, Inc. (the “Company”), whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On April 20, 2021, American Assets Trust, Inc. (the “Company”) published its 2020 Sustainability Report (the “Sustainability Report”), which covers the Company’s 2020 operations, and highlights the Company’s initiatives and commitments across a range of topics including health and safety, environmental, social responsibility and corporate governance. A copy of the Sustainability Report can be found on the “Sustainability” page of the Company's website at www.americanassetstrust.com. The information found on, or otherwise accessible through, the Company's website is not incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ Adam Wyll
Adam Wyll
Executive Vice President and Chief Operating Officer
April 20, 2021

EXHIBIT INDEX

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).
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5